Date:     April 28, 2006


EXHIBIT 7.2


April 28, 2006

U.S. Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, DC 20549

Re:   M Power Entertainment, Inc.

      Item 4.02 Form 8-K
      Filed on April 28, 2006
      File no: 000-22057

We agree have read and agree with the statements under Item 4.02 of the Form 8-K/A report dated March 13, 2006.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas